Exhibit 99.1

News Release…	[LOGO]

Contact:
John Cobb	Ellen Brook or Jim Fanucchi
Chief Financial Officer	Stapleton Communications Inc.
Power Integrations, Inc.	(650) 470-0200
(408) 414-9655	ellen@stapleton.com or jim@stapleton.com

Power Integrations Announces First Quarter 2003 Financial Results

Year-Over-Year Revenue Increases 23 Percent; Net Income Up 147 Percent

SAN JOSE, Calif. – April 23, 2003 – Power Integrations, Inc. (Nasdaq:POWI) today announced financial results for its first quarter of fiscal 2003, ended March 31, 2003.

Net revenues for the first quarter of 2003 were $29.1 million compared with $23.7 million in the first quarter of 2002 and $29.2 million in the fourth quarter of 2002. Net income for the first quarter was $3.9 million, or $0.13 per diluted share. This compares with net income of $1.6 million, or $0.05 per diluted share in the first quarter of 2002 and net income of $3.6 million, or $0.12 per diluted share in the fourth quarter of 2002.

“The net income growth we achieved in the first quarter demonstrates our ability to increase earnings in spite of the challenging business climate,” said Balu Balakrishnan, president and chief executive officer of Power Integrations. “The successful diversification and penetration of our end-markets is now a significant strength. In the first quarter, for instance, revenue growth in the consumer and industrial segments offset significant weakness in the communications and computer segments.

“Gross margin in the first quarter grew to 51.8 percent due to our cost reduction efforts in 2002. We are especially pleased with the improvement in our operating margin, which in the first quarter was 18.3 percent compared with 7.9 percent in the same quarter last year,” said Mr. Balakrishnan.

Other highlights include:

•	Record level of design wins for both TinySwitch-II and TOPSwitch-GX across all of our end-markets.

•	First design wins for DPA-Switch and LinkSwitch, our newest products. We expect both products to begin to contribute to revenues in the second half of 2003.

•	Three major U.S. OEMs, one Japanese OEM, and two Asian clone PC manufacturers now using TinySwitch-II to meet President Bush’s one-watt Executive Order for standby power requirements.

•	The introduction of a new lower cost member of the LinkSwitch family.

•	Added four U.S. patents, bringing the totals to 60 U.S. patents and 58 foreign patents.

Future Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects revenues in the second quarter to be flat to up 4 percent sequentially. Gross margin is expected to be in the range of 50 to 51 percent. Operating expenses are expected to increase 4 to 5 percent sequentially. As a result of the above, earnings per share in the second quarter are expected to be in the range of $0.11 to $0.13 per share.

The company’s outlook for 2003 remains unchanged. The company expects 2003 revenue to increase between 15 percent, assuming no end-market growth, and 25 percent, assuming 10 percent end-market growth. We expect gross margin for the year to be in a range of 48 to 50 percent. Earnings per share are expected to be in the range of $0.50 to $0.65. Revenue mix by market for 2003 is expected to be: Communications 41 percent; Consumer 26 percent; Computer 20 percent; Industrial 6 percent; and Other 7 percent.

Conference Call

Power Integrations will broadcast its conference call discussion of its first quarter fiscal 2003 financial results and other developments for the company live over the Internet on Wednesday, April 23, 2003, beginning at 1:30 P.M. PDT (4:30 P.M. EDT). Interested parties may access the conference call over the Internet through the Investor Relations section of the Power Integrations web site at www.powerint.com. To listen to the live call, please go to the web site at least 15 minutes early to download and install any necessary audio software. A replay of the conference call will be indexed and archived on the company’s site and will be available two hours following completion of the event.

In addition, participants can access the conference call by dialing (800) 289-0468. The passcode is 717684. A replay of the call will be available until May 7, 2003. To access the recording, please dial (888) 203-1112.

Safe Harbor Statement

This press release contains forward-looking statements, which reflect management’s current forecast of the company’s future business and financial performance. These forward-looking statements are based on current information, which we have assessed, but which by its nature, is subject to rapid and even abrupt changes. Forward-looking statements are denoted by the use of such words and phrases as, “expect”, “outlook” and similar words and phrases that look toward future events or performance. The company’s actual results could differ materially from those projected or implied by our forward-looking statements due to risks and uncertainties associated with the company’s business. These risks include, but are not limited to, changes and shifts in customer demand away from products that integrate the company’s ICs to products that do not; our ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; our ability to attract, retain and motivate qualified personnel; the emergence of new markets for our products and services; our ability to compete in those markets based on timeliness, cost and market demand; and our limited financial resources. In addition, new product introductions are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the market place, including product development delays and defects. We more fully discuss these and other risk factors in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2003. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Power Integrations

Power Integrations, Inc. is a leading supplier of high-voltage analog integrated circuits for use in AC to DC and DC to DC power conversion. For more information, visit the company’s web site at: www.powerint.com or contact the company at 5245 Hellyer Ave., San Jose, Calif. 95138; (408) 414-9200.

POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31
	2003	2002
NET REVENUES
Product sales	$28,729	$23,390
License fees and royalties	361	280

Total Net Revenues	29,090	23,670
COST OF REVENUES	14,016	13,368

GROSS PROFIT	15,074	10,302

OPERATING EXPENSES:
Research and development	4,084	3,607
Sales and marketing	4,046	3,402
General and administrative	1,627	1,433

Total Operating Expenses	9,757	8,442

INCOME FROM OPERATIONS	5,317	1,860

OTHER INCOME (EXPENSE):
Interest income and other	272	414
Interest expense	(3)	(9)

Total other income	269	405

INCOME BEFORE PROVISION FOR INCOME TAXES	5,586	2,265
PROVISION FOR INCOME TAXES	1,676	679

NET INCOME	$3,910	$1,586

EARNINGS PER SHARE:
Basic	$0.14	$0.06

Diluted	$0.13	$0.05

SHARES USED IN PER SHARE CALCULATION:
Basic	28,824	28,126

Diluted	30,438	29,429

POWER INTEGRATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$113,090	$109,400
Accounts receivable	9,604	8,522
Inventories	20,565	15,028
Deferred tax assets	6,064	6,064
Prepaid expenses and other current assets	1,544	1,672

Total current assets	150,867	140,686

PROPERTY AND EQUIPMENT, AT COST:
Machinery and equipment	39,503	38,133
Leasehold improvements	11,008	10,914

	50,511	49,047
Less: Accumulated depreciation	(29,842)	(28,039)

	20,669	21,008

	$171,536	$161,694

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligations	$215	$233
Accounts payable	8,143	7,727
Accrued payroll and related expenses	3,022	4,389
Taxes payable and other accrued liabilities	6,406	5,228
Deferred income on sales to distributors	3,238	2,718

Total current liabilities	21,024	20,295

LONG TERM LIABILITIES:
Long term leases	—	41
Deferred rent	782	725

Total long term liabilities	782	766

STOCKHOLDERS’ EQUITY:
Common stock	29	28
Additional paid-in capital	94,659	89,473
Cumulative translation adjustment	(117)	(117)
Retained earnings	55,159	51,249

Total stockholders’ equity	149,730	140,633

	$171,536	$161,694